SPROUSE & ANDERSON, L.L.P.
Accountants & Consultants



November 6, 2007


Securities and Exchange Commission
Washington, DC 20549




Ladies and Gentlemen:

We have read the draft Current Report on Form 8-K for Texas Vanguard
Oil Company explaining the termination of the auditor-client relationship, and stating that during the two most recent fiscal years and through November 5, 2007, there were no unresolved disagreements between Sprouse
& Anderson, L.L.P., and that all opinions issued by Sprouse & Anderson L.L.P. during that period were unqualified. We agree with these statements.


							Very truly yours,




							SPROUSE & ANDERSON, L.L.P.